Exhibit 99.1

Heritage Financial Corporation Announces Completion of Acquisition of Olympic Bancorp, Inc.

Olympia, WA, February 2, 2026/ PRNewswire – Heritage Financial Corporation (“Heritage”) (Nasdaq: HFWA) announced that effective January 31, 2026, it completed its previously announced merger (the “Merger”) of Olympic Bancorp, Inc. (“Olympic”) with and into Heritage, and the merger of Kitsap Bank with and into Heritage Bank.
“We welcome Kitsap Bank’s customers and employees to Heritage Bank and look forward to continuing to provide them with excellent service and high quality products,” said Bryan McDonald, Heritage President and CEO.
Heritage will issue an aggregate of approximately 7,167,600 shares of its common stock as consideration in the transaction. Under the terms of the merger agreement, shareholders of Olympic immediately prior to the Merger will receive 45.0 shares of Heritage’s common stock, with cash to be paid in lieu of any fractional shares, for each share of Olympic capital stock. Olympic shareholders will receive information shortly on how to exchange their Olympic shares for Heritage shares.
About Heritage
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network in Washington, Oregon, and Idaho. Heritage Bank also does business under the Whidbey Island Bank name on Whidbey Island and the Kitsap Bank name for branches acquired in the Merger. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Bryan D. McDonald, President and Chief Executive Officer, (360) 943-1500

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could,” as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. In addition to factors disclosed in reports filed by Heritage with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for Heritage, Olympic and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of Olympic’s operations with those of Heritage will be materially delayed or will be more costly or difficult than expected; (3) the challenges of integrating and retaining key employees from Olympic; (4) the dilution caused by Heritage’s issuance of additional shares of Heritage’s common stock in connection with the Merger; and (5) changes in the global economy and financial market conditions and the business, results of operations and financial condition of Heritage. Please refer to Heritage’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as Heritage’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this press release are based only on information currently available to management and speaks only as of the date on which it is made. Heritage undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.